Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

CID Holdco, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid		Secondary Offering Common Stock	(1)		29,701,559	$4.17	$123,855,501.00	0.0001531	$18,962.28
Fees to be Paid		Secondary Offering Warrants	(2)		655,000			0.0001531
Fees to be Paid		Issuance of Common Stock Underlying Warrants	(3)		15,654,983	$11.50	$180,032,304.00	0.0001531	$27,562.95

Total Offering Amounts:							$303,887,805.00		46,525.23
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$46,525.23

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

Consists of (i) 29,041,544 shares of common stock; and (ii) 655,000 shares of common stock underlying the Private Placement Warrants.

Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and the low prices as reported on the Nasdaq Stock Market LLC on September 2, 2025.

Calculated by multiplying the proposed maximum aggregate offering price by 0.00015310.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

Calculated by multiplying the proposed maximum aggregate offering price by 0.00015310.

In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the exercise price of the warrants.

Calculated by multiplying the proposed maximum aggregate offering price by 0.00015310.